                                                                    Exhibit 99.1

                                ITW NEWS RELEASE
________________________________________________________________________________
        ITW Reports a 3 Percent Increase in Diluted Income Per Share from
    Continuing Operations in the 2003 First Quarter; Revenues Grow 5 Percent

GLENVIEW,  ILLINOIS-(April  16,  2003)-Illinois Tool Works Inc. (NYSE:ITW) today reported  that 2003 first  quarter  diluted  income  per share  from  continuing operations increased 3 percent compared with the 2002 first quarter.  During the most recent quarter,  operating  revenues grew 5 percent while operating  income increased 4 percent. Income from continuing operations in the 2003 first quarter totaled $199.5 million, or 65 cents per diluted share, versus $194.4 million, or
63 cents per diluted share, in the year earlier period.

The growth in the first quarter  income from  continuing  operations  took place amidst an environment  where  worldwide end market  conditions  remained  mixed.
While the Company's short lead-time  engineered  products have  outperformed the longer lead-time systems  businesses,  international end markets continued to be better  than their  North  American  counterparts.  For the 2003 first  quarter, operating revenues were $2.314 billion compared with $2.205 billion for the year earlier period.  Operating  income improved to $321.0 million in the most recent quarter  versus $309.9 million in the prior year period.  The Company's  overall operating margins of 13.9 percent were basically flat in the 2003 first quarter.

Net income for the most  recent  quarter  was  $195.4  million,  or 63 cents per share,  on a fully diluted  basis.  This is  significantly  higher than the year earlier  period when the Company  changed its  accounting  method for evaluating goodwill for impairment  based on the fair value method required by Statement of
Financial Accounting Standards 142. As a result of the cumulative effect of this required accounting change, the Company recorded a net loss of $23.4 million for the 2002 first quarter.

The Company  continued to generate  considerable free operating cash flow in the most recent  quarter due to strong  profitability.  For the 2003 first  quarter, free operating cash flow was $176.7 million  compared with $230.7 million in the year earlier period. The decrease in cash flow was due to an increase in working capital resulting from translation.

"We view our first  quarter  financial  results as solid  performance  in a time where North  American  end markets  were mixed and our margins  were  negatively impacted by pension and restricted share expenses," said W. James Farrell, ITW's chairman and chief executive  officer.  "Our base business  performance of minus two percent in the first quarter is a direct reflection of persistent slowing in a number  of  North  American  end  markets.  Fortunately,  the  results  of our international  businesses  helped  mitigate some of the weaker activity in North
America."

First quarter 2003 segment highlights include:

North American  Engineered  Products  revenues  increased 2 percent in the first quarter mainly due to  contributions  from  acquisitions and base revenue growth from businesses  serving  automotive  customers.  Operating  income decreased 11 percent  largely  as a result  of  slower  base  business  income  growth in the construction,  automotive and industrial  products  businesses as well as higher pension and restructuring expenses. As a result,  operating margins declined 210 basis points to 14.8 percent.

International  Engineered  Products  first  quarter  revenues were up 22 percent principally as a result of the positive impact of currency  translation and base
business  growth  from  businesses   serving   customers  in  the  construction,
automotive and general industrial sectors.  Operating income grew 50 percent due to  contributions  from the already  mentioned  businesses  and the  benefits of currency  translation.  First quarter operating margins of 10.4 percent were 190 basis points higher than the year ago period.

North  American  Specialty  Systems  revenues  declined 5 percent in the quarter largely  due to base  revenue  decreases  in the food  equipment,  welding,  and marking and decorating  businesses.  Even with base revenue declines,  operating income was flat due to higher restructuring  expense in the year earlier period.
As a result,  operating  margins improved 80 basis points to 14.2 percent in the first quarter.

International  Specialty Systems revenues increased 16 percent mainly due to the positive  impact of  currency  translation.  Operating  income  grew 34  percent largely as a result of the  benefits  of  currency  translation  and strong base business  growth  in  the  food  equipment  and  packaging  areas.  Accordingly, operating margins improved 120 basis points to 9.1 percent in the first quarter.

Leasing  and  Investments  first  quarter  operating  income  of  $17.4  million represented a 4 percent increase compared with the prior year period.

Looking ahead, the Company  continues to be uncertain about economic  conditions for  the  remainder  of  2003  and its  impact  on  worldwide  end  markets  and profitability.  For full-year 2003, the Company is maintaining its wide range of earnings, with income per diluted share from continuing operations forecasted to be in the range of $3.02 to $3.42.  For the 2003 second quarter,  the Company is forecasting  income per diluted  share from  continuing  operations to be in the range of 83 cents to 93 cents.

This First Quarter 2003 Earnings  Release  contains  forward-looking  statements within  the  meaning of the  Private  Securities  Litigation  Reform Act of 1995
including,  without limitation,  statements  regarding end market conditions and base business expectations for full year 2003 and the Company's related earnings forecasts.  These  statements are subject to certain risks,  uncertainties,  and other factors,  which could cause actual results to differ materially from those anticipated.  Important  factors  that  could  cause  actual  results  to differ materially from the Company's expectations are set forth in ITW's Form 10-K.

ITW is a $9.5 billion diversified  manufacturer of highly engineered  components and industrial  systems and  consumables.  The Company consists of approximately
600 decentralized operations in 44 countries and employs some 48,700 people.

CONTACT: John Brooklier, 847-657-4104

ILLINOIS TOOL WORKS INC.
(In thousands except per share data)

STATEMENT OF INCOME
                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                     ---------------------------
                                                         2003            2002
                                                      -----------    -----------
Operating Revenues                                    $ 2,313,790    $ 2,204,654
   Cost of revenues                                     1,513,792      1,475,119
   Selling, administrative, and R+D expenses              469,688        414,764
   Amortization and impairment of goodwill
   and other intangibles                                    9,310          4,872
                                                      -----------    -----------
Operating Income                                          321,000        309,899
   Interest expense                                       (17,432)       (17,503)
   Other income                                             3,316          2,076
                                                      -----------    -----------
Income From Continuing Operations Before Income Taxes     306,884        294,472
   Income taxes                                           107,400        100,100
                                                      -----------    -----------
Income From Continuing Operations                         199,484        194,372
Income (Loss) From Discontinued Operations                 (4,107)         4,075

Cumulative Effect of Change in Accounting Principle            --       (221,890)
                                                      -----------    -----------
Net Income(Loss)                                      $   195,377    $   (23,443)
                                                      ===========    ===========
Income Per Share from Continuing Operations:
    Basic                                              $  0.65        $  0.64
    Diluted                                            $  0.65        $  0.63

Income (Loss) Per Share from Discontinued Operations:
    Basic                                              $ (0.01)       $  0.01
    Diluted                                            $ (0.01)       $  0.01

Cumulative Effect Per Share of Change in Accounting
Principle:
    Basic                                              $    --        $ (0.73)
    Diluted                                            $    --        $ (0.72)

Net Income (Loss) Per Share:
    Basic                                              $  0.64        $ (0.08)
    Diluted                                            $  0.63        $ (0.08)

Shares outstanding during the period :
     Average                                           306,622         305,532
     Average assuming dilution                         307,772         307,985

ESTIMATED FREE OPERATING CASH FLOW
                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                     ---------------------------
                                                         2003            2002
                                                      -----------    -----------

  Net cash provided by operating activities           $  217,174     $   282,894
  Plus:  Proceeds from investments                        15,665          11,827
  Less:  Additions to PP+E                               (56,173)        (64,051)
                                                      -----------    -----------
  Free operating cash flow                            $  176,666     $   230,670
                                                      ===========    ===========

ILLINOIS TOOL WORKS INC.
(In thousands)

STATEMENT OF FINANCIAL POSITION
                                                        MAR 31,         DEC 31,
                                                         2003            2002
                                                      -----------    -----------
ASSETS
Cash and equivalents                                  $ 1,125,550    $ 1,057,687
Trade receivables                                       1,562,330      1,500,031
Inventories                                             1,008,967        962,746
Deferred income taxes                                     219,681        217,738
Prepaids and other current assets                         134,878        136,563
                                                      -----------    -----------
   Total current assets                                 4,051,406      3,874,765

Net plant and equipment                                 1,657,462      1,631,249
Investments                                             1,388,496      1,392,410
Goodwill                                                2,417,046      2,394,519
Intangible assets                                         223,467        230,291
Deferred income taxes                                     558,625        541,625
Other assets                                              501,901        506,552
Net assets of discontinued operations                      48,006         51,690
                                                      -----------    -----------
                                                      $10,846,409    $10,623,101
                                                      ===========    ===========

LIABILITIES and STOCKHOLDERS' EQUITY
Short-term debt                                       $   100,998    $   121,604
Accounts payable                                          425,791        416,958
Accrued expenses                                          709,926        833,689
Cash dividends payable                                     70,535         70,514
Income taxes payable                                      177,571        124,397
                                                      -----------    -----------
   Total current liabilities                            1,484,821      1,567,162
                                                      -----------    -----------

Long-term debt                                          1,451,785      1,460,381
Other liabilities                                         990,721        946,487
                                                      -----------    -----------
   Total non-current liabilities                        2,442,506      2,406,868
                                                      -----------    -----------

Common stock                                                3,077          3,068
Additional paid-in capital                                754,137        747,778
Income reinvested in the business                       6,327,105      6,202,263
Common stock held in treasury                              (1,662)        (1,662)
Accumulated other comprehensive income                   (163,575)      (302,376)
                                                      -----------    -----------
   Total stockholders' equity                           6,919,082      6,649,071
                                                      -----------    -----------
                                                      $10,846,409    $10,623,101
                                                      ===========    ===========